EXHIBIT 32

Certification of Periodic Financial Report Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the Quarterly Report on Form 10-Q of Callon Petroleum Company for the quarterly period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Fred L. Callon, the President and Chief Executive Officer, and Joseph C. Gatto, Jr., the Chief Financial Officer, Senior Vice President and Treasurer, hereby certify that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	August 6, 2014	/s/ Fred L. Callon
Fred L. Callon (Principal Executive Officer, Director)

Date:	August 6, 2014	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr. (Principal Financial Officer)